Each American Depositary Share represents One-Half of One Share

JPMORGAN CHASE BANK, N.A.

AMERICAN DEPOSITARY RECEIPT

FOR BEARER SHARES OF

HEINEKEN N.V.

(INCORPORATED IN THE NETHERLANDS)

DEPOSITARY SHARES

CUSIP 423012 20 2

THIS IS TO CERTIFY that there have been deposited with JPMorgan Chase Bank, N.A. (hereinafter called the Depositary) or with such Custodians as may be designated by the Depositary the securities described herein expressed to be fully paid and non-assessable, or evidences of rights to receive such securities, that each Depositary Share evidenced by this Receipt represents one-half of one such deposited share and that ______________ is the owner of ___________ Depositary Shares herein created and so-called, and, except as otherwise herein expressly provided, is entitled upon surrender, at the principal office of the Depositary, of this Receipt dully endorsed for transfer, and upon payment of the charges of the Depositary, at his option (1) to have the Depositary deliver at its Custodian to a person specified by him a certificate or certificates for such an amount of deposited shares represented hereby or evidences of rights to receive the same, or (2) to have such certificate or certificates forwarded at his cost and risk to him at the office of the Depositary in New York. The words "deposited shares" wherever used in this Receipt, shall mean the securities described herein (including such evidences of rights to receive the same) deposited with the Depositary as aforesaid, and any and all other shares, securities, cash and/or other property at any time held by the Depositary in place thereof or in addition thereto as provided herein.

Until the surrender of this Receipt in accordance with its terms, the registered holder hereof is entitled to receive from time to time in U.S. Dollars from the Depositary in New York an amount equal to such cash dividends as may be received by the Depositary with respect to an amount of the deposited shares represented hereby. Such dividends shall be payable on the date established therefor by the Depositary, after conversion into U.S. Dollars at the prevailing rate of exchange on the day such dividends are received by the Depositary in New York, and after deducting therefrom the charges of the Depositary. Any other distributions, including cash and any subscription or other rights accruing with respect to the amount of deposited shares represented hereby, or the net proceeds thereof, shall be distributed or made available to and at the expense of the registered holder of this Receipt, and the time and manner of sale of any property or subscription or other rights in connection with such distributions, as well as the time and manner of such distributions themselves, shall be determined by the Depositary.

Upon (i) any recapitalization, or change in par value or any other reclassification of the deposited shares, or (ii) any merger or consolidation of the Company into or with any other corporation or the sale thereto of the property and assets of the Company substantially as an entirety, or (iii) the redemption by the Company at any time of any or all of the deposited shares (provided the same are subject to redemption), then and in any such case the Depositary shall have the right to exchange or surrender the deposited shares and accept and hold hereunder in lieu thereof other shares, securities, cash and/or other property to be issued or delivered in lieu of or in exchange for, or distributed or paid with respect to, the deposited shares so exchanged or surrendered. Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary) for new American Depositary Receipt(s), of the same form and tenor as this Receipt, specifically describing the new security and/or other assets. In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the holder to receive such new American Depositary Receipt(s). The Depositary shall mail notice of any redemption of the deposited shares to the registered holders of Receipts, provided that in the case of any redemption of less than all of the deposited shares the Depositary shall draw by lot in such manner as is shall determine an equivalent number of Depositary Shares and shall mail notice of redemption only to the registered holders of Receipts evidencing the Depositary Shares so drawn for redemption in part. The sole right of the holders of Receipts after the mailing of any such notice of redemption in whole or in part shall be to receive the cash, rights and/or other property applicable to the same upon surrender to the Depositary (and upon payment of its fees and expenses) of the Receipts evidencing such Depositary Shares.

The Depositary may require any holder of Receipts, or any person presenting securities for deposit against the issuance of Receipts, from time to time, or file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as may be necessary or proper to comply with any laws or regulations relating to the issuance or transfer of Depositary Receipts, the receipt or distribution of dividends or other property or the taxation thereof, or the deposited shares, and the Depositary may withhold the issuance or transfer of any Receipt or such dividends or property from any holder or other person, as the case may be, who shall fail to file such proofs, certificates or other instruments. The Depositary shall not be liable for any governmental taxes, assessments or charges or corporate assessments or charges which may become payable in respect of the deposited shares, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future law, statute, charter provisions, by-law, regulation or otherwise, shall be payable by the registered holder hereof to the Depositary at any time on request upon any such failure to pay the Depositary may sell for account of such holder an amount of the deposited shares equal to all or any part of the amount represented by this Receipt, and may apply the proceeds in payment of such obligations, the holder hereof remaining liable for any deficiency.

It is a condition of this Receipt, and every successive holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when duly endorsed is transferable by delivery with the same effect as in the case of a negotiable instrument, provided however, that until this Receipt shall be transferred on the books of the Depositary as herein provided, the Depositary notwithstanding any notice to the contrary, may treat the registered holder hereof for the time being as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or to any notice in pursuance of the terms hereof, and for all other purposes.

This Receipt is issued subject, and all rights of the holder hereof are expressly subject to the conditions herein and on the reverse hereof expressed, all of which form a part of the contract contained in this Receipt and to all of which the holder hereof by accepting this Receipt consents.

Dated:
JPMORGAN CHASE BANK, N.A.,
Depositary,

By……………………………………………….
Authorized Officer

THE ADDRESS OF THE PRINCIPAL OFFICE OF THE DEPOSITARY IS 4 NEW YORK PLAZA, NEW YORK, NY 10004.

FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS RECEIPT

This Receipt is one of a continuing issue of Receipts, all evidencing rights of like tenor with respect to the deposited shares, and all issued or to be issued upon the terms and conditions herein provided, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of holders of Receipts subsequent to such deposits. The issuance of Receipts against deposits generally may be suspended, or the issuance of Receipts against the deposit of particular securities may be withheld, if such action is deemed necessary or advisable by the Depositary at any time and from time to time because of any requirement of any government or governmental body or commission, or for any other reason. The Depositary assumes no liability with respect to the validity or worth of the deposited shares. The legal entity resulting from the arrangement herein provided for is deemed to be the issuer of the Receipts.

The Depositary shall be under no obligation to give notice to the holder of this Receipt of any meeting of shareholders or of any report of the Company, or of any other matter concerning the affairs of the Company, except as herein expressly provided, and any notice given by the Depositary to any registered Security Exchange upon which this and similar Receipts are listed or admitted to trading shall be deemed notice to the holder of this Receipt. The Depositary undertakes to make available for inspection by holders of the Receipts of this issue at its principal office, any reports and communications received from the Company which are both (i) received by the Depositary as the holder of the deposited shares, and (ii) made generally available to the holders of the underlying securities by the Company. The foreign issuer furnishes the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. These public reports and documents can be inspected by holders of Receipts and copied at public reference facilities maintained by the Securities and Exchange Commission located at 100 F. Street, N.E., Washington D.C. 20549. The registered holder of this Receipt agrees that the Depositary shall not be required to exercise any voting rights which may exist in respect of the deposited shares, except that upon the request of the registered holder hereof and the payment to it of any expenses involved, the Depositary will endeavor in so far as practicable to exercise any such then existing voting rights with respect to an amount of the deposited shares represented hereby in accordance with such request, and the Depositary may at any time in its sole discretion without such request exercise any voting rights with respect to any or all of the deposited shares; but so long as the Depositary acts in good faith it shall not be responsible for any failure to carry out any such request to vote, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote.

Until termination of the rights of the holder of this Receipt in accordance with the terms hereof, the Depositary will maintain an office or agency in the Borough of Manhattan, City of New York, for the registration and transfer of this Receipt where the holder of this Receipt may inspect the transfer books or list of holders of similar Receipts as maintained by the Depositary. This Receipt is transferable on the books of the Depositary at the principal office of the Depositary in the City of New York by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer accompanied by the necessary transfer taxes, and upon the payment of the fee of the Depositary, subject, however, to compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered. Upon such split or combination not involving a transfer a charge will be made. The Depositary may close the transfer books or may fix a record date for determination of the holders of Receipts, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depositary may at any time terminate the agreement evidenced by this Receipt and all other Receipts of this issue by mailing notice of such termination to the registered holders of all the Receipts then outstanding addressed to them at their addresses (if any) appearing upon the books of the Depositary at least thirty days prior to the date fixed in such notice for such termination. On and after such date of termination the registered holder hereof, upon surrender of this Receipt at the principal office of the Depositary in the City of New York, will be entitled to delivery of the amount of deposited shares represented hereby upon the same terms and conditions, and upon payment of the fee of the Depositary with respect to the exchange of this Receipt for deposited shares and on payment of the necessary taxes and charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S. Dollars as herein provided, and, after deducting therefrom the charges, expenses, taxes and governmental charges, hold the balance of said dividends for the pro rata benefit of the holders of the respective Receipts. As to any Receipts not so surrendered within thirty days after such date of termination the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the deposited shares. After the expiration of six months from such date of termination the Depositary may sell any remaining deposited shares in such manner as it may determine, and may thereafter hold the net proceeds of any such sale or sales together with any dividends received prior to such sale or U.S. Dollars received on conversion thereof, without liability for any interest thereon, for the pro rata benefit of the registered holders of the Receipts which have not theretofore been surrendered for cancellation. After making such sale the Depositary shall be discharged from all obligations whatsoever to the holders of the Receipts, except to make distribution of the net proceeds of sale and of such dividends (after deducting all charges and expenses of the Depositary) upon surrender of the Receipts.

The Depositary shall not incur any liability to any holder of this Receipt, if by reason of any provisions of any present or future law of the United States of America, or of any state thereof, or of any foreign country, or political subdivision thereof, or by reason of any provision, present or future of the Memorandum and Articles of Association, Statutes, Code of Regulations, By-Laws or Resolutions of the Company, the Depositary shall be prevented or forbidden from doing or performing any act or thing which by the terms hereof it is provided shall be done or performed; nor shall the Depositary incur any liability to any holder hereof by reason of any delay in the performance or non-performance of any act or thing which by the terms hereof it is provided shall be done or performed, caused as aforesaid or arising out of any act of God or War or any other circumstances beyond its control. The Depositary may itself become the owner of and deal in securities of the Company of any class in Receipts of this issue.

The Depositary shall be under no obligation to appear in, prosecute or defend, any action, suit or other proceeding in respect of any of the deposited shares or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. The Depositary shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants or any other persons believed by it in good faith to be competent to give such advice or information.

At any time the Depositary may, in its sole discretion, cause any or all deposited shares to be forwarded at the cost and risk of the holder of this Receipt to the principal office of the Depositary in the City of New York or to any Agency of the Depositary, to be held by the Depositary or such Agency, in which case the registered holder hereof shall have in lieu of the options set forth in clauses (1) and (2) on the face hereof, the right only to have the Depositary deliver at the principal office of the Depositary or at such Agency to or upon the order of such holder a certificate or certificates for such an amount of deposited shares as are represented hereby upon the surrender of this Receipt duly endorsed and upon payment of the fees and necessary taxes and charges. The Depositary shall not incur any liability to any holder of this Receipt by reason of any such forwarding or failure to forward any or all deposited shares.

CERTAIN FEES AND CHARGES OF THE DEPOSITARY

The Depositary may charge fees for receiving deposits and issuing Receipts, for delivering deposited shares against surrendered Receipts, for transfer of Receipts, for splits or combinations of Receipts, for distribution of each dividend, or for other services performed hereunder. Fees may differ among Depositary banks. The Depositary reserves the right to modify, reduce or increase any fees or charges for services performed hereunder upon thirty (30) days' notice to the registered holder hereof. The Depositary's Fee Schedule is available, without charge, upon request.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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IDENTIFIYING NUMBER OF ASSIGNEE

……………………………………………………………….......
Please print or typewrite name and address of assignee

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the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and

…………………………………………………………………………………………………………………………………attorney,
appoints to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated……………………………………………  Signature……………………………………………………………

Note: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt in every particular without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.